Exhibit 5.6

e-mail:
arlynch@applebyglobal.com

direct dial:
GENERAL MARITIME CORPORATION	Tel +441 298 3286
299 Park Avenue,	Fax +441 298 3358
New York,
NY 10004,	your ref:
United States of America
appleby ref:
ARL/139923.1

Dear Sirs	02 March 2009

The companies listed in Schedule 2 (the “Guarantors”)

We have acted as legal counsel in Bermuda to the Guarantors and this opinion as to Bermuda law is addressed to you in connection with the preparation and filing by the Company and certain of the Company’s subsidiaries which are co-registrants of a shelf Registration Statement on Form S-3 with the Securities and Exchange Commission (“Registration Statement”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to US$500,000,000 aggregate public offering price of (i) debt securities, which may be issued pursuant to an indenture, as amended or supplemented from time to time, between the Company and the trustee named in the Indenture, (ii) shares of preferred stock of the Company, par value $0.01 per share, (iii) shares of common stock of the Company, par value $0.01 per share, as well as up to 8,128,612 shares of Common Stock which may be resold by selling shareholders, (iv) warrants to purchase securities of the Company, (v) rights to purchase securities of the Company, (vi) units issued by the Company comprised of any of the foregoing, and (vii) guarantees of the Debt Securities issued by one or more of the Company and certain of the Company’s subsidiaries (the “Guarantees”).

The Registration Statement contains a form of Indenture to be entered into by the Company and all subsidiaries of the Company who will be guarantors of debt securities that may be issued pursuant to the Registration Statement. This opinion speaks as to the capacity and authority of the Guarantors, as subsidiaries of the Company, to enter into the Indenture and make the Guarantees at some future date. This opinion speaks as of its date and is strictly limited to the matters stated herein;

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”) together with such other documentation as we have considered requisite to this opinion.

Assumptions

In stating our opinion we have assumed:

(a)
the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	the authority, capacity and power of each of the persons signing the Documents, other than the Guarantors;

(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)
that when signed the Indenture will constitute the legal, valid and binding obligations of each of the parties thereto, other than the Guarantors, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(g)
that when signed the Indenture will have been validly authorised, executed and delivered by each of the parties thereto, other than the Guarantors, and the performance thereof is within the capacity and powers of each such party thereto;

(h)
that the signing of the Indenture on behalf of the Guarantor will be validly authorised by a resolution of the board of directors of the Guarantor passed at a validly convened and quorate board meeting or adopted by all directors as unanimous written resolutions of the board;

(i)
that the Indenture will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of New York by which it is expressed to be governed;

(j)	that the Indenture is in the proper legal form to be admissible in evidence and enforced in the courts of New York and in accordance with the laws of New York;

(k)
that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Indenture or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Indenture is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(l)	that none of the parties to the Indenture maintains a place of business (as defined in section 4(6) of the Investment Business Act 2003) in Bermuda;

(m)	that the Guarantors is not carrying on deposit-taking business in or from within Bermuda under the provisions of the Banks and Deposit Companies Act 1999 as amended from time to time;

(n)
that the Company Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(o)
that the Litigation Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(p)
that at the time of entry into the Indenture there is no matter affecting the authority of the Directors of each Guarantor to effect entry by each of the Guarantors into the Indenture, not disclosed by the Constitutional Documents of each Guarantor, which would have any adverse implication in relation to the opinions expressed herein;

(q)
that at the time of entry into the Indenture none of the parties to the Indenture will have express or constructive knowledge of any circumstance whereby any Director of any of the Guarantors, at the time when each Board of Directors of the Guarantors passed the resolutions authorizing entry into the Indenture, failed to discharge his fiduciary duty owed to the respective Guarantor and to act honestly and in good faith with a view to the best interests of the respective Guarantor; and

(r)
that at the time of entry into the Indenture, each of  the Guarantors has entered into its obligations under the Indenture in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Indenture would benefit the respective Guarantor.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)
The Guarantors are exempted companies incorporated with limited liability and existing under the laws of Bermuda.  The Guarantors each possess the capacity to sue and be sued in their own name and are in good standing under the laws of Bermuda.

(2)
The Guarantors have all requisite corporate power and authority to enter into, execute, deliver, and perform their obligations under the Indenture and the Guarantees to which they may become a party and to take all action as may be necessary to complete the transactions contemplated thereby.

(3)	Based solely upon the Company Search and the Litigation Search:

(i)	no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending against or affecting any of the Guarantors; and

(ii)
no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given.  No petition to wind up any of the Guarantors or application to reorganise its affairs pursuant to a scheme of arrangement or application for the appointment of a receiver has been filed with the Supreme Court.

Reservations

We have the following reservations:

(a)	The term “enforceable” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b)
We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Guarantors as set out in the Indenture.  In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Indenture.

(c)
Enforcement of the obligations of the Guarantors under the Indenture may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors’ rights.

(d)	Enforcement of the obligations of the Guarantors may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e)
We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.  This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(f)
Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g)
We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Indenture by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(h)
A receiver or manager of the Guarantors appointed pursuant to the Indenture is required to give notice to the Registrar of Companies in Bermuda within seven days of the date of the order or appointment in accordance with Section 60 of the Act and in the form provided for by the Companies Forms Rules 1982.  On payment of the appropriate fee, the Registrar of Companies shall enter the fact of this appointment in the Register of Charges maintained pursuant to Part V of the Act.  Such a receiver or manager must be duly qualified pursuant to and comply with the provisions of Part XIV of the Act.

The powers granted to a receiver or manager under the Indenture will be ineffective or limited to the extent that they conflict with or purport to give the receiver or manager powers which are by statute reserved exclusively to the Board of Directors or Shareholders of the relevant Bermuda company, such as the power to use the common seal and power to change the registered office.  The exercise of such powers will also be subject to the discretion of the courts in Bermuda which is wide and exercisable on general equitable grounds.

Under the Bermuda Immigration and Protection Act 1956, non-Bermudians are not permitted to engage in gainful employment without a work permit.  This may affect the ability of any receiver or manager appointed under the Indenture to carry out his duties or exercise his powers in Bermuda but would not prevent him from appointing an agent or joint receiver in Bermuda, where necessary.

(i)
Where a person is vested with discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(j)
Any provision in the Indenture that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(k)
We express no opinion as to the validity or binding effect of any provision in the Indenture for the payment of interest at a higher rate on overdue amounts than on amounts which are current, or that liquidated damages are or may be payable.  Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained.  If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages.  Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment.  If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

(l)	We express no opinion as to the validity or binding effect of any provision of the Indenture which provides for the severance of illegal, invalid or unenforceable provisions.

(m)
Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)
details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii)
details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

(iii)
whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv)	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)
whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (“overseas companies”) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(n)
In order to issue this opinion we have carried out the Company Search as referred to in the Schedule of this opinion and have not enquired as to whether there has been any change since the date of such search.

(o)
In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(p)	In paragraph (1) above, the term “good standing” means that the Guarantors has received a Certificate of Compliance from the Registrar of Companies

Disclosure

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.  Kramer Levin Naftalis & Frankel LLP may rely on this opinion for purposes of rendering a legality opinion to the Company in connection with the Registration Statement.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law.  It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby

Appleby

SCHEDULE 1

1.
The entries and filings shown in respect of each of the Guarantors on the file of each of the Guarantors maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by searches conducted on 27 February 2009 (the “Company Searches”).

2.
The entries and filings shown in respect of each of the Guarantors in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by searches conducted on 27 February 2009 (the “Litigation Searches”).

3.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws for Companion Ltd.

4.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws for Compatriot Ltd.

5.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws for Concept Ltd.

6.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws for Concord Ltd.

7.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws for Consul Ltd.

8.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws for Contest Ltd.

9.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws for Victory Ltd.

10.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws for Vision Ltd.

(Numbers 3 through 10 above collectively referred to as the “Constitutional Documents”).

11.	A Certificate of Compliance dated 02 February 2009 issued by the Registrar of Companies in respect of Companion Ltd.

12.	A Certificate of Compliance dated 02 February 2009 issued by the Registrar of Companies in respect of Compatriot Ltd.

13.	A Certificate of Compliance dated 02 February 2009 issued by the Registrar of Companies in respect of Concept Ltd.

14.	A Certificate of Compliance dated 02 February 2009 issued by the Registrar of Companies in respect of Concord Ltd.

15.	A Certificate of Compliance dated 02 February 2009 issued by the Registrar of Companies in respect of Consul Ltd.

16.	A Certificate of Compliance dated 02 February 2009 issued by the Registrar of Companies in respect of Contest Ltd.

17.	A Certificate of Compliance dated 02 February 2009 issued by the Registrar of Companies in respect of Victory Ltd.

18.	A Certificate of Compliance dated 02 February 2009 issued by the Registrar of Companies in respect of Vision Ltd.

19.	An electronic copy of the draft Registration Statement dated 26 February 2009 with the footer KL2 2592561.2.

20.	An electronic copy of the draft Indenture by and among the Company (as issuer), the Guarantors (as Guarantors) and [ ] (as trustee) (the “Indenture”).

SCHEDULE 2

Companion Ltd.

Compatriot Ltd.

Concept Ltd.

Concord Ltd.

Consul Ltd.

Contest Ltd.

Victory Ltd.

Vision Ltd.

e-mail:
arlynch@applebyglobal.com

direct dial:
Tel +441 298 3286
GENERAL MARITIME CORPORATION	Fax +441 298 3358
299 Park Avenue,
New York,	your ref:
NY 10004,
United States of America	appleby ref:
ARL/139923.1

Dear Sirs	02 March 2009

Arlington Tankers Ltd. (the “Guarantor”)

We have acted as legal counsel in Bermuda to the Guarantor and this opinion as to Bermuda law is addressed to you in connection with the preparation and filing by the Company and certain of the Company’s subsidiaries which are co-registrants of a shelf Registration Statement on Form S-3 with the Securities and Exchange Commission (“Registration Statement”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to US$500,000,000 aggregate public offering price of (i) debt securities, which may be issued pursuant to an indenture, as amended or supplemented from time to time, between the Company and the trustee named in the Indenture, (ii) shares of preferred stock of the Company, par value $0.01 per share, (iii) shares of common stock of the Company, par value $0.01 per share, as well as up to 8,128,612 shares of Common Stock which may be resold by selling shareholders, (iv) warrants to purchase securities of the Company, (v) rights to purchase securities of the Company, (vi) units issued by the Company comprised of any of the foregoing, and (vii) guarantees of the Debt Securities issued by one or more of Company and certain of the Company’s subsidiaries (the “Guarantees”).

The Registration Statement contains a form of Indenture to be entered into by the Company and all subsidiaries of the Company who will be guarantors of debt securities that may be issued pursuant to the Registration Statement. This opinion speaks as to the capacity and authority of the Guarantor, as a subsidiary of the Company, to enter into the Indenture and make the Guarantees at some future date. This opinion speaks as of its date and is strictly limited to the matters stated herein;

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”).

Assumptions

In stating our opinion we have assumed:

(a)
the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	the authority, capacity and power of each of the persons signing the Documents, other than the Guarantor;

(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)
that when signed the Indenture will constitute the legal, valid and binding obligations of each of the parties thereto, other than the Guarantor, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(g)
that when signed the Indenture will be validly authorised, executed and delivered by each of the parties thereto, other than the Guarantor, and the performance thereof is within the capacity and powers of each such party thereto;

(h)
that the signing of the Indenture on behalf of the Guarantor will be validly authorised by a resolution of the board of directors of the Guarantor passed at a validly convened and quorate board meeting or adopted by all directors of the Guarantor as a unanimous written resolution of the board;

(i)
that the Indenture will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of New York by which it is expressed to be governed;

(j)	that the Indenture is in the proper legal form to be admissible in evidence and enforced in the courts of New York and in accordance with the laws of New York;

(k)
that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Indenture or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Indenture is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(l)	that none of the parties to the Indenture maintains a place of business (as defined in section 4(6) of the Investment Business Act 2003) in Bermuda;

(m)	that the Guarantor is not carrying on deposit-taking business in or from within Bermuda under the provisions of the Banks and Deposit Companies Act 1999 as amended from time to time;

(n)
that the Company Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(o)
that the Litigation Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(p)
that there is no matter affecting the authority of the Directors to effect entry by the Guarantor into the Indenture, not disclosed by the Constitutional Documents which would have any adverse implication in relation to the opinions expressed herein;

(q)
that at the time of entry into the Indenture, none of the parties to the Indenture will have express or constructive knowledge of any circumstance whereby any Director of the Guarantor, when the Board of Directors of the Guarantor passed the resolutions authorising entry into the Indenture, failed to discharge a fiduciary duty owed to the Guarantor to act honestly and in good faith with a view to the best interests of the Guarantor; and

(r)
that at the time of entry into the Indenture, the Guarantor enters into its obligations under the Indenture in good faith for the purpose of carrying on its business and that, at such time, there are reasonable grounds for believing that the transactions requiring entry intio the Indenture would benefit the Guarantor.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)
The Guarantor is an exempted company incorporated with limited liability and existing under the laws of Bermuda.  The Guarantor possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2)
The Guarantor has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Indenture and the Guarantees to which it may become a party and to take all action as may be necessary to complete the transactions contemplated thereby.

(3)	Based solely upon the Company Search and the Litigation Search:

(i)	no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending against or affecting the Guarantor; and

(ii)
no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given.  No petition to wind up the Guarantor or application to reorganise its affairs pursuant to a scheme of arrangement or application for the appointment of a receiver has been filed with the Supreme Court.

Reservations

We have the following reservations:

(a)	The term “enforceable” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b)
We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Guarantor as set out in the Indenture.  In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Indenture.

(c)
Enforcement of the obligations of the Guarantor under the Indenture may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors’ rights.

(d)	Enforcement of the obligations of the Guarantor may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e)
We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.  This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(f)
Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g)
We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Indenture by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(h)
A receiver or manager of the Guarantor appointed pursuant to the Indenture is required to give notice to the Registrar of Companies in Bermuda within seven days of the date of the order or appointment in accordance with Section 60 of the Act and in the form provided for by the Companies Forms Rules 1982.  On payment of the appropriate fee, the Registrar of Companies shall enter the fact of this appointment in the Register of Charges maintained pursuant to Part V of the Act.  Such a receiver or manager must be duly qualified pursuant to and comply with the provisions of Part XIV of the Act.

The powers granted to a receiver or manager under the Indenture will be ineffective or limited to the extent that they conflict with or purport to give the receiver or manager powers which are by statute reserved exclusively to the Board of Directors or Shareholders of the relevant Bermuda company, such as the power to use the common seal and power to change the registered office.  The exercise of such powers will also be subject to the discretion of the courts in Bermuda which is wide and exercisable on general equitable grounds.

Under the Bermuda Immigration and Protection Act 1956, non-Bermudians are not permitted to engage in gainful employment without a work permit.  This may affect the ability of any receiver or manager appointed under the Indenture to carry out his duties or exercise his powers in Bermuda but would not prevent him from appointing an agent or joint receiver in Bermuda, where necessary.

(i)
Where a person is vested with discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(j)
Any provision in the Indenture that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(k)
We express no opinion as to the validity or binding effect of any provision in the Indenture for the payment of interest at a higher rate on overdue amounts than on amounts which are current, or that liquidated damages are or may be payable.  Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained.  If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages.  Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment.  If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

(l)	We express no opinion as to the validity or binding effect of any provision of the Indenture which provides for the severance of illegal, invalid or unenforceable provisions.

(m)
Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)
details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii)
details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

(iii)
whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv)	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)
whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (“overseas companies”) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(n)
In order to issue this opinion we have carried out the Company Search as referred to in the Schedule of this opinion and have not enquired as to whether there has been any change since the date of such search.

(o)
In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(p)	In paragraph (1) above, the term “good standing” means that the Guarantor has received a Certificate of Compliance from the Registrar of Companies

Disclosure

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.  Kramer Levin Naftalis & Frankel LLP may rely on this opinion for purposes of rendering a legality opinion to the Company in connection with the Registration Statement.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law.  It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby

Appleby

THE SCHEDULE

1.
The entries and filings shown in respect of the Guarantor on the file of the Guarantor maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 27 February 2009 (the “Company Search”).

2.
The entries and filings shown in respect of the Guarantor in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 27 February 2009 (the “Litigation Search”).

3.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws for the Guarantor (collectively referred to as the “Constitutional Documents”).

4.	A Certificate of Compliance dated 03 February 2009 issued by the Registrar of Companies in respect of the Guarantor.

5.	An electronic copy of the Registration Statement dated 26 February 2009 with the footer KL2 2592561.2.

6.	An electronic copy of the draft Indenture by and among General Maritime Corporation (as issuer), the Guarantor (as guarantor) and [ ] (as trustee) (the “Indenture”).